Exhibit 10.14c

SECOND AMENDMENT TO CREDIT AGREEMENT

          THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) dated May _, 2010 is among UNIVERSAL POWER GROUP, INC. (the “Borrower”), MONARCH OUTDOOR ADVENTURES, LLC (“Monarch”), each of the banks or other lending institutions which is a party hereto (individually a “Bank” and collectively the “Banks”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the administrative agent (the “Agent”).

RECITALS:

          The Borrower, Monarch, the Agent, and the Banks have entered into that certain Credit Agreement dated as of December 16, 2009 (as by that certain First Amendment to Credit Agreement dated March 17, 2010 and as further amended or modified from time to time, the “Credit Agreement”).

          NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof:

ARTICLE I.

Definitions

          Section 1.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement.

ARTICLE II.

Amendments

          Section 2.1. Amendment to Section 1.1 of the Credit Agreement. The following definitions set forth in Section 1.1 of the Credit Agreement are amended and restated in their respective entireties to read as follows:

“Adjusted Eurodollar Rate” means, (a) with respect to any Daily Rate Eurodollar Loan, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (i) the Daily One Month Libor Rate multiplied by (ii) the Statutory Reserve Rate and (b) with respect to any other Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (i) the Eurodollar Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.

          Section 2.2. Addition to Section 1.1 of the Credit Agreement. The following definitions are added to Section 1.1 of the Credit Agreement in proper alphabetical order and shall read in their respective entireties as follows:

“Daily One Month Libor Rate” means, for any date of determination, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on such date of

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determination, as the rate for dollar deposits with a maturity of one (1) month. If at any time the London Interbank Offered Rate becomes unavailable, then the Prime Rate offered by Agent shall be substituted for the Daily One Month Libor Rate. Each change in the Daily One Month Libor Rate shall become effective each Business Day that the Agent determines that the Daily One Month Libor Rate has changed.

“Daily Rate Eurodollar Loans” mean Eurodollar Loans bearing interest based on the Daily One Month Libor Rate.

          Section 2.3. Amendment to Section 3.1(b) of the Credit Agreement. The first sentence of clause (b) of Section 3.1 of the Credit Agreement is amended and restated to read as follows:

(b) Borrower shall elect an Interest for all Eurodollar Loans other than Daily Rate Eurodollar Loans.

          Section 2.4. Amendment to Section 3.2(b) of the Credit Agreement. Clause (b) of Section 3.2 of the Credit Agreement is amended and restated to read as follows:

(b) Accrued interest on the Eurodollar Loans (other than Daily Rate Eurodollar Loans) shall be due and payable on any date of prepayment, the Revolving Termination Date and on the last day of an Interest Period, and, if such Interest Period is longer than ninety days, every ninety (90) days after the commencement of such Interest Period. Accrued interest on Daily Rate Eurodollar Loans shall be due and payable on any date of prepayment, the Revolving Termination Date and on each Quarterly Payment Date.

          Section 2.5. Amendment to Section 4.3 of the Credit Agreement. Section 4.3 of the Credit Agreement is amended and restated to read as follows:

Section 4.3. Certain Notices. Each termination or reduction of Commitments, borrowing of Loans and prepayment of Loans shall be made upon Borrower’s notice (which may be given by telephone promptly confirmed in writing by a Responsible Officer) to Agent in the form of Exhibit E hereto or another form reasonably acceptable to Agent and shall be effective only if received by Agent not later than 10:00 a.m. on the (a) day of the borrowing of a Swingline Loan, (b) first day prior to any borrowing, prepayment or repayment of any Base Rate Loan or Daily Rate Eurodollar Loan and (c) third Business Day prior to any borrowing, prepayment or repayment of any other Loan. Any such notice which is received by Agent after 10:00 a.m. on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice when providing notice of a borrowing or prepayment shall specify: (a) the Loans to be borrowed or prepaid; (b) the amount (subject to Section 4.2 hereof) to be borrowed or prepaid; (c) the date of borrowing or prepayment (which shall be a Business Day); and (d) the Interest Period for any borrowing of a Eurodollar Loan (other than a Daily Rate Eurodollar Loan). Agent shall notify the Banks of the contents of each notice on the date of its receipt of the same or, if received on or after 10:00 a.m. on a Business Day, on the next Business Day.

          Section 2.6. Amendment to Section 4.4 of the Credit Agreement. Clause (a) of Section 4.4 of the Credit Agreement is amended and restated to read as follows:

(a) Optional Prepayments. Subject to Section 4.2 and the provisions of this Section 4.4, Borrower may, at any time and from time to time without premium or penalty upon prior notice to Agent as specified in Section 4.3, prepay or repay any Loan in full or in

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part. Eurodollar Loans (other than Daily Rate Eurodollar Loans) may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless Borrower pays to Agent for the account of the applicable Banks any amounts due under Section 4.12 as a result of such prepayment or repayment. Any optional prepayment of a Loan shall be accompanied with accrued interest on the amount prepaid to the date of prepayment and any partial prepayments thereof shall be applied to the principal installments due in the inverse order of maturity.

          Section 2.7. Amendment to Exhibit E. Exhibit E to the Credit Agreement is amended and restated to read as Second Amendment Exhibit E attached hereto.

ARTICLE III.

Conditions Precedent

          Section 3.1. Conditions Precedent. The effectiveness of Article II of this Amendment is subject to the satisfaction of the following conditions precedent:

                    (a) The Agent shall have received this Amendment duly executed by the parties hereto;

                    (b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

                    (c) No Default shall have occurred and be continuing; and

                    (d) All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Agent and its legal counsel, Hunton & Williams, LLP.

ARTICLE IV.

Miscellaneous

          Section 4.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, Monarch, the Agent and the Banks agree that the Credit Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their terms.

          Section 4.2. Representations and Warranties. Each of the Borrower and Monarch hereby represents and warrants to the Agent and the Banks as follows as of the date hereof: (a) after giving effect to this Amendment, no Default exists and (b) the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof, with the same effect as if made on and as of such date except to the extent such representations and warranties relate specifically to another date.

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          Section 4.3. Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them.

          Section 4.4. Reference to Credit Agreement. Each of the Loan Documents including the Credit Agreement are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to Credit Agreement as amended hereby.

          Section 4.5. Expenses of Agent. The Borrower agrees to pay all costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation, the costs and fees of the Agent’s legal counsel.

          Section 4.6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

          Section 4.7. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas (without regard to the conflicts of law provisions thereof) and the applicable laws of the United States of America.

          Section 4.8. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, each Bank, the Borrower, Monarch and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Bank.

          Section 4.9. Counterparts. This Amendment may be executed in counterparts and on telecopy counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same agreement.

          Section 4.10. Effect of Waiver. No consent or waiver, express or implied, by the Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by the Borrower or any of the Obligated Parties shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

          Section 4.11. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

          Section 4.12. ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

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          Executed as of the date first written above.

BORROWER:

UNIVERSAL POWER GROUP, INC.

/s/ Julie Sansom Reese	By:	/s/ Ian Edmonds

Julie Sansom Reese Sr. VP of Finance		Ian Edmonds President

MONARCH:

MONARCH OUTDOOR ADVENTURES, LLC

/s/ Julie Sansom Reese	By:	/s/ Ian Edmonds

Sr. VP of Finance		Ian Edmonds Manager

AGENT AND BANKS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Agent and as a Bank

	By:	/s/ Clint Bryant

Clint Bryant
Senior Vice President

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